Exhibit 99.1

January 9, 2014

VIA REGISTERED MAIL

To Unitholders:

Notice is hereby given that Bank of America, N.A., also known as U.S. Trust, Bank of America Private Wealth Management (the “Trustee” or “Bank of America”), will be resigning as Trustee of Marine Petroleum Trust (the “Trust”), subject to the conditions set forth below. This letter serves as the written notice of the Trustee’s resignation as required by Article VI, Section 6 of the Restated Marine Petroleum Trust Indenture, dated January 1, 1984 (the “Indenture”). Bank of America intends to nominate Southwest Bank, an independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas (“Southwest Bank”), as successor trustee to be approved by written consent of the unitholders of the Trust (the “Written Consent”). All unitholders of record as of the record date for the Written Consent will receive consent solicitation materials detailing the matters to be voted on by the Written Consent of the unitholders.

Bank of America’s resignation is conditioned on the satisfaction or waiver by Bank of America of the following:

•	The appointment of Southwest Bank as trustee of Sabine Royalty Trust (another royalty trust for which Bank of America currently serves as trustee).

•	The appointment of Southwest Bank or another successor trustee as trustee of the Trust and five other royalty trusts for which Bank of America currently serves as trustee and as agent under a disbursing arrangement for which Bank of America currently serves as agent.

•	The accuracy of certain representations and warranties and performance of certain agreements made by Southwest Bank in an agreement between Bank of America and Southwest Bank.

•	No governmental injunction, order or other action that would prohibit Southwest Bank’s appointment, Bank of America’s resignation or the other actions described above.

The effective date of Bank of America’s resignation shall be May 30, 2014, assuming all of the conditions described above have been satisfied or waived by Bank of America as of such date. If the conditions described above have not been satisfied or waived by Bank of America as of such date, the resignation shall be effective August 29, 2014, assuming all of the conditions described above have been satisfied or waived by Bank of America as of such date. If the resignation is not effective as of such later effective date, Bank of America will notify unitholders of the new effective date.

Forward-looking Statements

Any statements in these materials about plans for the Trust, the expected timing of the completion of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to the inability of the Trustee to resign or Southwest Bank to assume duties as successor trustee due to the failure to obtain necessary unitholder or court approval or the failure to satisfy other conditions set forth above.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

Additional Information and Where to Find It

In connection with the Trustee’s proposed resignation and nomination of Southwest Bank as successor trustee, the Trust will file with the SEC and furnish to the unitholders a proxy statement and other relevant documents. This notice does not constitute a solicitation of any vote or approval. Unitholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction.

Unitholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, unitholders may obtain a free copy of the Trust’s filings with the SEC from the Trust’s website at http://www.marps-marinepetroleumtrust.com/ or by directing a request to the Trustee at the address set forth below.

The Trust, the Trustee and the Trustee’s directors, executive officers and certain other members of management and employees of the Trustee may be deemed “participants” in the solicitation of proxies from unitholders of the Trust in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the unitholders of the Trust in connection with the proposed transaction, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Trust’s unitholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Trustee in the Trust’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

If you have any questions regarding this notice of resignation, please contact the Trustee at the following address:

U.S. Trust, Bank of America

Private Wealth Management

Trust Department

P.O. Box 830650

Dallas, Texas 75283

Sincerely, Bank of America, N.A., Trustee of the Marine Petroleum Trust

By:	/s/ RON E. HOOPER
Ron E. Hooper, Senior Vice President

THUS DONE AND SIGNED on the 9th day of January, 2014, in Dallas, Texas, in the presence of the undersigned competent witnesses, and me, Notary Public, after due reading of the whole.

WITNESSES:	Bank of America, N.A. (in its capacity as Trustee of Marine Petroleum Trust)

/S/ JOANN DELEON	By:	/S/ RON E. HOOPER
Printed Name: JoAnn DeLeon		Ron E. Hooper, Senior Vice President

/S/ INEZ TRUJILLO
Printed Name: Inez Trujillo

/S/ ANNIS HAWKINS

Notary Public

Printed Name: Annis Hawkins

Number: 00376497-4

My Commission Expires: 04-15-17

[Notary Seal]